Exhibit 10.6

Purchase Contract

[Unofficial Translation]

This Purchase Contract (the “Contract”) was executed on January 1, 2008, in Xushui County, Hebei Province, by and between Baoding Tianhe Coal Industries Company (the “BDTH”) and Hebei Baoding Orient Paper Milling Co., Ltd (the “HBOP” ). BDTH agrees to perennially supply HBOP with raw materials which is Coal. The terms and conditions of this Contract are as follows:

1.

Effective Time. This Contract gets effective through January 1, 2008 to December 31, 2008. BDTH guarantees to supply the foregoing raw materials on a timely basis during the effective time of this Contract, with a purpose to satisfy HBOP’s production demand.

2.

Payment methods and terms. The payment will be made on a monthly basis, and BDTH and HBOP will discuss and determine the exact payment time. However, the payment must ensure the normal turnover of BDTH’s working capital and will be made mainly by bank transfer checks or in cash.

3.

The Quality and Price of Raw Material. BDTH guarantees to provide the raw materials pursuant to the HBOP’s quality requirements, and in case of quality problems, BDTH will assume the proportionate liability for damages by the value of the losses. The price will be determined by both parties after negotiations on the basis of market price.

4.

Liabilities. During the term of this Contract, if a failure to timely supply raw materials by BDTH results in losses to HBOP, BDTH shall compensate to HBOP for the losses as applicable; if HBOP fails to comply with this Contract, they shall also assume the proportionate liabilities, which will be enforced pursuant to the corresponding “Contract Laws”.

5.	Effectiveness. This Contract is executed in two copies and becomes effective when seals are made by both BDTH and HBOP, one of which held by BDTH, and the other held by HBOP, are equally authentic.
6.	Miscellaneous. Any other matters not expressly stated herein, will be resolved through negotiations by both parties.

Baoding Tianhe Coal Industries Company

Seal

January 1, 2008

Hebei Baoding Orient Paper Milling Co., Ltd

Seal

January 1, 2008